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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2002

THE VERMONT TEDDY BEAR CO., INC.

(Exact name of registrant as specified in its chapter)

New York	1-12580	03-0291679
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2236 Shelburne Road, P.O. Box 965, Shelburne, Vermont 05482

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (802) 985-3001

N/A

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

None

Item 2. Acquisition or Disposition of Assets.

None

Item 3. Bankruptcy or Receivership.

None

Item 4. Changes in Registrant's Certifying Accountant

Upon recommendation of The Vermont Teddy Bear Co., Inc.'s Audit Committee and the approval of the Company's Board of Directors, the Company has engaged Deloitte & Touche, LLP, 200 Berkeley Street, Boston, MA 02116, effective as of July 23, 2002. The Company's engagement of Deloitte & Touche follows dismissal of Arthur Andersen, LLP, as described in the Company's Form 8-K of July 10, 2002 and incorporated herein by reference.

During the Company's two most recent fiscal years and through the date of this Form 8-K, the Company did not (nor did anyone on the Company's behalf) consult Deloitte & Touche regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) or any other matter or reportable event listed in Items 304(a)(2)(i) or (ii) of Regulation S-K.

Item 5. Other Events and Regulation FD Disclosure

None

Item 6. Resignations of Registrant's Directors.

None

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired: Not Applicable.

(b) Pro Forma Financial Information: Not Applicable.

(c) Exhibits:

20.1 Press Release dated July 23, 2002

Item 8. Change in Fiscal Year.

None

Item 9. Regulation FD Disclosure.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VERMONT TEDDY BEAR CO., INC.

Date: July 23, 2002 /s/ Elisabeth B. Robert

Elisabeth B. Robert,

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number Description

20.1 Press Release dated July 23, 2002